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                                                                      EXHIBIT 11

                 HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                      (In millions, except per share data.)
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                                                        2001                       2000                      1999
                                   -------------------------- -------------------------- -------------------------
Year ended December 31               Diluted       Basic       Diluted         Basic         Diluted         Basic
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
Earnings:
Net income                         $  1,923.5   $  1,923.5    $  1,700.7    $  1,700.7   $   1,486.4   $   1,486.4
Preferred dividends                     (15.5)       (15.5)         (9.2)         (9.2)         (9.2)         (9.2)
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Earnings available to common
     shareholders                  $  1,908.0   $  1,908.0    $  1,691.5    $  1,691.5   $   1,477.2   $   1,477.2
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Average shares:
     Common                             462.0        462.0         471.8         471.8         477.0         477.0
     Common equivalents                   6.1          -             4.4           -             4.8           -
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Total                                   468.1        462.0         476.2         471.8         481.8         477.0
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Earnings per common share          $     4.08   $     4.13    $     3.55    $     3.59   $      3.07   $      3.10
==================================================================================================================
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